SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 17, 1998

                               PAN AM CORPORATION
             (Exact name of Registrant as specified in its charter)

                   9300 N.W. 36TH STREET, MIAMI, FLORIDA 33178
                         (address of principal offices)

                                  305-873-3000

                         (Registrant's telephone number)

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

Incorporation under the laws of the         Commission File Number         I.R.S. Employer Identification Number

         STATE OF FLORIDA                          0-23444                              65-0450311

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ITEM 5.  OTHER EVENTS

         As previously disclosed in the Company's Form 10-Q for the period ending September 30, 1997, the Company is experiencing severe liquidity shortfalls, and without any additional funding, the Company will not likely be able to fund all of its cash requirements and operating losses beyond the immediate future. The Company has taken certain actions as described below, and is engaged in discussions with certain persons, in an effort to address its liquidity concerns. There is no assurance that the Company will be successful in any of such efforts.

         As part of the Company's efforts to improve liquidity, the Company continues to pursue additional outside sources of financing and is in various stages of discussions with several parties. In addition, the Company is seeking to dispose of certain assets which, subject to NationsBank's lien, may provide additional cash resources. The Company's efforts in this regard include (i) the potential sale of one of its airline operating certificates which is duplicative after the Carnival Air transaction, (ii) the sale of surplus spare parts relating to the elimination of widebody aircraft flying, (iii) the sales and/or sale leaseback of up to three of the Company's owned aircraft consisting of two 727-200 aircraft and one 737-200 aircraft, (iv) negotiations with vendors to utilize barter, assets and notes to settle certain of its trade obligations and
(v) the sale and/or sale leaseback of the Company's corporate headquarters facility and related real estate. There can be no assurance that the Company will be successful in any of these efforts to improve liquidity or that, if successful, such measures, in whole or in part, will remedy the Company's liquidity shortfall.

         In connection with the Company's turnaround strategy, it has determined to operate only narrowbody aircraft which management believes can be deployed more efficiently on existing routes given existing traffic flows. The Company has substantially eliminated its widebody aircraft operations and intends to cease flying its two remaining A300 aircraft by no later than April 1998. Further, the Company's cost cutting and consolidation efforts include the reduction of personnel which has resulted in a reduction of approximately 20% from the combined airline headcount levels. The Company has implemented a reduction in food service on flights, reduction of travel agency commissions from 10% to 8% (which is consistent with the policies of other carriers), and the turn back of facilities and widebody gates at JFK International Airport. Further, the Company has reduced senior management by 41% and is evaluating outsourcing certain administrative functions to realize further cost savings. In addition, the Company is reviewing its route structure to determine whether certain of its low frequency markets should be eliminated and the assets deployed between other existing city pairs. The intended goal of the consolidation and cost cutting process being undertaken by the Company is to achieve more efficient and greater utilization of the Company's remaining aircraft and assets, as well as achieve a lower cost structure than its competitors. However, there is no assurance that the Company will be successful in its turnaround efforts or that its actions will yield results on a timely basis.

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         Notwithstanding the Company's efforts to improve liquidity, as a result of the Company's liquidity shortfall, the Company has been served with lease default notices from certain aircraft lessors arising from its failure to have made lease payments on its fleet of leased aircraft (aggregating approximately
$4 million). The Company is currently in negotiations with all of its lessors to defer and restructure payments of its aircraft leases. There can be no assurance that such negotiations will be successful and such aircraft lease defaults could have a material adverse effect on the Company's operations and financial condition.

         On December 11, 1997, the Company increased its borrowing capacity under its NationsBank credit facility from $20 million to $25 million. The Company has drawn in full on all amounts available to it under the credit facility. The additional $5 million was provided pursuant to certain direct and indirect limited guarantees by certain of the Company's principal shareholders. The $5 million increase in the Company's credit facility became due for repayment on January 28, 1998; however, NationsBank has agreed to extend such date until March 30, 1998 subject to the receipt of further guarantees by a principal shareholder. Although such guarantee has not been delivered as of the date hereof, the Company believes that it will be provided. The Company will have to raise additional funds to provide for repayment of this $5 million on March 30, 1998 or obtain the agreement of NationsBank to further extend the repayment date of this borrowing. There is no assurance that the Company will be able to raise such additional funds or extend the repayment date of such loan. Further, due to the Company's current liquidity shortfall and financial condition, the Company is not in compliance with certain financial covenants under the NationsBank credit facility. The Company is seeking a waiver or modification of such financial covenants. However, there can be no assurance that the Company will be successful obtaining such waiver or modifications and an acceleration of such credit facility would have a material adverse effect on the Company.

         As a further result of the Company's financial condition, it has been notified by the Airline Reporting Corporation ("ARC"), the principal provider for clearing travel agency sales of air travel tickets, that the Company is required to provide additional security of approximately $3.3 million on or before February 23, 1998 for travel agency refunds for travel on the Company's airline. Travel agency sales for the majority of the industry are customarily processed by ARC and the Company sells approximately 70% of its travel through travel agencies. If the Company is unable to provide such security, the Company's operations and financial condition would be materially and adversely impacted. The Company is not in a position with its existing resources to provide such security on terms acceptable to ARC. There can be no assurance that the Company will be successful in obtaining the required security from any source.

         Management estimates that the existing cash reserves of the Company will not, without additional financing, sustain operations beyond the immediate future. Accordingly, the Company has been seeking to raise significant additional funds through the sale of debt or equity securities and there can be no assurances that it will be able to

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sell such securities on terms acceptable to the Company or at all. The Company has not been successful in such efforts to date. Its efforts have been impeded, in substantial part, by the historical losses suffered by it, the Company's prior inability to successfully complete its offerings, and the pressure placed on the price of its stock and the potential dilution arising from the possible conversion of the Company's outstanding Series A and Series B Preferred Stock.

         Management believes that if the Company is not successful in addressing the foregoing issues, the Company would be forced to adopt one or more alternatives, such as reducing or delaying expenses, reducing or discontinuing some or all of its operations, seeking further accommodations from its creditors, or seeking protection under the federal bankruptcy laws. This process could be exacerbated and accelerated by the Company's failure to negotiate concessions from its trade creditors, including without limitation, its major airplane lessors, as described above.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         Except for historical information contained herein, the matters discussed in the document are forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements may at times be preceded, followed by or include the words, "may," "believes," "expects," "intends," "estimates," or "anticipates," or the negation thereof or similar expressions. The achievement of the outcomes described in such forward-looking statements is subject to both known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the airline industry generally, and of the Company in particular, to be materially different from any outcomes expressed or implied by such forward-looking statements and other risks and factors discussed elsewhere in this report and the documents filed by the Company with the Securities and Exchange Commission. These risks and factors include, among other things, economic, competitive and regulatory conditions, demographic trends, financial market conditions, availability of financings and future business decisions (the Company and its competitors), all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this report will, in fact, occur.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               PAN AM CORPORATION

                           By: /s/ John J. Ogilby, Jr.
                               -----------------------
                               John J. Ogilby, Jr.

                               General Counsel and
                               Vice President-
                               Corporate Development

Dated: February 17, 1998

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